                                                                    EXHIBIT 99.8

                        AMENDMENT TO AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE
                                   (WATERFORD)

         THIS Amendment to Amended and Restated Secured Promissory Note (the "Amendment") is entered into by and between ANGELES PARTNERS XIV, a California limited partnership ("Borrower") and ANGELES MORTGAGE INVESTMENT TRUST, a California business trust ("Holder") as of this 13th day of July, 1998.

                                    RECITALS:

         An Amended and Restated Secured Promissory Note dated as of June 1, 1996 was entered into between Borrower and Holder (the "Amended and Restated Note"), which Amended and Restated Note amended and restated that certain Promissory Note Secured by Mortgage in the original principal sum of $325,000.00 dated as of January 13, 1993 (the "Note"), which Note was amended by that certain Note Modification Agreement dated October 10, 1994. The original principal sum of the Amended and Restated Note was $458,847.95. The obligations of Borrower under the Amended and Restated Note are secured by a security interest granted to Holder in the partnership interest of Borrower in Waterford Square Apartments, a California general partnership, pursuant to that certain Security Agreement and Assignment dated as of June 1, 1996 entered into between Borrower and Holder, which security interest was perfected by the filing of UCC-1 Financing Statements in the appropriate filing offices in the States of California, South Carolina and Alabama. The parties are desirous of further amending the Amended and Restated Note as hereinafter provided.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Holder hereby agree to amend the Amended Note as follows:

         1. The reference on Page 2 of the Note to March 1, 1998 is hereby changed to March 1, 2002.

         2. The outstanding principal balance due under the Note as of March 1, 1998 is $410,533.65. The amount of accrued but unpaid interest due under the Note as of March 1, 1998 is $18,652.40. The total amount of the unpaid principal balance plus accrued interest thereon as of March 1, 1998 is $429,186.05. As consideration to Holder for granting the extension of the maturity date as provided herein, it is agreed that Borrower will pay a 1% loan fee to Holder in the amount of $4,291.86, which amount when added to tile outstanding principal balance plus accrued interest of $429,186.05, results in a restated principal loan balance of $433,477.91 due under the Note as of the date hereof.

         3. The Note, as amended hereby, is and shall remain secured by that certain Security Agreement and Assignment dated as of June 1, 1996 between Holder and Borrower, and subject to the terms of the Master Agreement dated June 1, 1996 among Holder, Borrower and Waterford Square Apartments.

         4. The Note as amended hereby, is and shall remain secured by that certain Security Agreement and Assignment dated as of June 1, 1996 between Holder and Borrower, and subject to the terms of the Master Agreement dated June 1, 1996 among Holder, Borrower, and Waterford Square Apartments.

         5. Except as specifically amended herein, the provisions of the Amended and Restated Note shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed the within Amendment effective as of the day and year first above written.

                                ANGELES PARTNERS XIV,
                                a California limited partnership

                                BY: ANGELES REALTY CORPORATION II,
                                    A California corporation (General Partner)

                                By: /s/ Robert D. Long Jr.
                                    --------------------------------------------
                                    Robert D. Long, Jr., Vice President


                                ANGELES MORTGAGE INVESTMENT TRUST,
                                A California business trust

                                By: /s/ Ann Merguerian
                                    --------------------------------------------
                                    Ann Merguerian, Vice President

                                WATERFORD SQUARE APARTMENTS,
                                a California general partnership

                                BY: ANGELES PARTNERS XIV, a California limited
                                    partnership (a General Partner)

                                    BY: Angeles Realty Corporation II,
                                        its General Partner

                                    BY: /s/ Robert D. Long, Jr.
                                        ----------------------------------------
                                        Robert D. Long, Jr., Vice President

                                BY: ANGELES REALTY CORPORATION II,
                                    a California corporation (a General Partner)

                                BY: ANGELES REALTY CORPORATION II,
                                    A California corporation (a General Partner)

                                BY: Robert D. Long, Jr.
                                    --------------------------------------------
                                    Robert D. Long, Jr., Vice President



                                      -2-